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                                                                     Exhibit 2.5


                              AMENDMENT NO. 3 TO
                             COORDINATING AGREEMENT


     This AMENDMENT NO. 3, dated September 29, 2000, is to that certain Coordinating Agreement dated as of May 9, 2000 (the "Coordinating Agreement"),
                                                     ----------------------
which was executed by and between Exide Corporation, a Delaware corporation ("Buyer"), and Pacific Dunlop Holdings (USA) Inc., a Delaware corporation
  -----
("Seller"), as amended by Amendment No. 1 dated June 19, 2000 and Amendment No.
  ------                  ---------------                         -------------
2 dated June 28, 2000, is executed by and between Buyer and Seller.
-

     The parties desire to supplement and amend the Coordinating Agreement to provide for a procedure intended to permit an efficient and expeditious closing of the transactions contemplated by the Stock Purchase Agreement upon the satisfaction of the conditions thereto.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Except as expressly amended hereby, the Agreement, as previously amended on June 19, 2000 and June 28, 2000, remains in full force and effect. Unless otherwise defined herein, capitalized terms used in this Amendment No. 3 shall have the meanings assigned to them in the Agreement.

2. Section 1.1 is hereby amended to delete the existing definition of "Price Adjustment Statement" and to add the following definitions:

               "Preliminary Price Adjustment Statement" has the meaning specified in Section 2.1(b)(i) of this Agreement.

               "Price Adjustment Statement" means the Preliminary Price Adjustment Statement after giving effect to the Agreed Adjustments and the Additional Accounting Firm Adjustments, if any.

3. Section 2.1(a) is hereby amended to delete the words "the Closing Date" where appearing as the last three words of the second line thereof, and replacing them with "September 30, 2000". It is the intention of the parties that no adjustment of the purchase price will result from events that occur after the close of business on the Closing Date, except for events occurring in the ordinary course of business. Section 2.1(a) is further hereby amended to
                                  --------------
add the following language thereto as a new subsection (iv):

          (iv) reserves, in the following amounts, shall be created by Seller prior to Closing:


                 Environmental                  US$19,000,000
                 Warranty reserves                  5,600,000
                 Quicksmart (A/P and Accruals)        800,000
                 Medical Benefits (Accrued Exp)       900,000
                 Inventory Obsolescence             1,000,000
                 FIFO Variances (Inventory)         3,800,000
                                                -------------

                                 TOTAL           US$31,100,000
                                                 =============

4. Section 2.1(b) is hereby amended to change each reference to the "Price Adjustment Statement" to "Preliminary Price Adjustment Statement." Section
                                                                    -------
2.1(b) is further amended to add the following sentence to the end of such
------
section: "The Parties expressly agree that the calculations set forth in the Preliminary Price Adjustment Statement will not give effect to any change in the price resulting from or relating to the reserves contemplated by Section
                                                                 -------
2.1(a)(iv) hereof."
----------

5. Section 2.1(c) is hereby amended to add the following language at the end of the last sentence thereof: ", and the Preliminary Price Adjustment Statement shall be final and binding as the Price Adjustment Statement."

6. Section 2.1(d) is hereby deleted in its entirety and replaced with the following:

          (d) In the event Buyer objects within the Objection Period, then within thirty (30) days following Buyer's delivery to Seller of the certificate referenced in Section 2.1(c), (the "Resolution Period"), the
                               --------------        -----------------
     Buyer and Seller shall use their reasonable efforts to resolve by written agreement (the "Agreed Adjustments") Buyer's objections to the Audited
                     ------------------
     Closing Date Balance Sheet or the Preliminary Price Adjustment Statement. In the event that Seller and Buyer so resolve any such objections, the Audited Closing Date Balance Sheet and/or the Preliminary Price Adjustment Statement shall be adjusted by the Agreed Adjustments and, if all such objections have been resolved by Agreed Adjustments, the Audited Closing Date Balance Sheet and the Preliminary Price Adjustment Statement, as adjusted by the Agreed Adjustments, shall be final and binding as the Final Closing Date Balance Sheet and the Price Adjustment Statement. In the event any objections raised by Buyer are not resolved by Agreed Adjustments during the Resolution Period, then within ten (10) days following the end of the Resolution Period, the Seller and Buyer shall jointly select a national accounting firm acceptable to both Seller and Buyer (or if they cannot agree on such selection, a national accounting firm will be selected by lot after eliminating any accounting firm or firms that has or have acted as auditors, tax advisors, or consultants to Seller or Buyer or their respective Affiliates) (the "Additional Accounting Firm"). For purposes of
                                  --------------------------
     the preceding sentence, only the following accounting firms shall be considered national accounting firms: Ernst & Young LLP and Deloitte & Touche LLP. The terms of the engagement of the Additional Accounting Firm shall be the terms set forth in Section 2.1(e). The Additional Accounting
                                     --------------
     Firm shall review and resolve any remaining objections as to which Buyer and Seller have not reached Agreed Adjustments and deliver, in no event later than sixty-five (65) days following the Review Commencement Date (as defined in Section 2.1(e)(i)) (time being of the essence), written notice
                -----------------
     to each of Buyer and Seller setting forth:

          (i)  its determination of such remaining objections; and

          (ii) the adjustments, if any, to the Audited Closing Date Balance Sheet and/or the Preliminary Price Adjustment Statement (the "Additional Accounting Firm Adjustments").
                --------------------------------------

          The Audited Closing Date Balance Sheet as so determined but after giving effect to the Agreed Adjustments and to the Additional Accounting Firm Adjustments shall constitute the Final Closing Date Balance Sheet. The Preliminary Price Adjustment Statement as so determined but after giving effect to the Agreed Adjustments and to the Additional Accounting Firm Adjustments shall constitute the Price Adjustment Statement.

7. Section 5.1 is hereby amended to insert the following sentence to the end thereof: "Notwithstanding the foregoing, Seller shall not be responsible for paying Taxes in an amount equal to the excess (if any) of (i) the Taxes actually incurred in respect of the purchase in Australia by Buyer or one of Buyer's Affiliates of the Receivables, as defined in the agreement listed third on Exhibit A attached to this Agreement, pursuant to such agreement as amended by Amendment No. 1 thereto over (ii) the amount of Taxes that would have been incurred with respect to such Receivables had Section 2.9 of such agreement prior to Amendment No. 1 thereto been performed, and any such excess shall not be included in the calculation of the first US$2,000,000 of such Taxes for purposes of the immediately preceding sentence.

8.   Section 5.6(b) is hereby deleted in its entirety.

9.   The following provisions are hereby added to the Agreement:

          Section 7.8.   Replacement of Financial Assurances and Maintenance of
                         ------------------------------------------------------
     Related Insurance and Letters of Credit.  The Parties acknowledge and agree
     ---------------------------------------
     that, prior to the Closing Date, Seller or one of its Affiliates has arranged for the issuance by a third party of certain letters of credit securing obligations of GNB, which letters of credit are listed on Schedule
                                                                        --------
     7.8 attached hereto (the "Letters of Credit"). Seller hereby agrees that
     ---
     the Letters of Credit will remain in place for a transitional period after the Closing, provided that: (i) from and after the Closing Date, the Buyer
                  --------
     agrees to use commercially reasonable efforts to obtain the consent of the beneficiaries of each of the Letters of Credit to surrender such Letter of Credit and to accept replacement financial assurances from the Buyer as soon as possible after the Closing and in any event prior to the date falling one hundred eighty (180) days after the Closing Date; and (ii) until such time as the last of the Letters of Credit has been surrendered to Seller by the beneficiary thereof or canceled according to its terms, Buyer shall maintain one or more Replacement Insurance Policy(ies) (as defined below) or a Replacement LC (as defined below) with respect to each of the Letters of Credit. As used herein, the term "Replacement Insurance Policy(ies)" means one or more policies of insurance with one or more insurance companies reasonably acceptable to Seller

     (it being understood that Indian Harbor Insurance Company, an affiliate of XL, is an insurance company that is acceptable to Seller), which policies provide for, among other things, indemnification of the Seller or any of its Affiliates against any and all loss, cost or expense incurred or suffered by Seller or its Affiliate as a result of or associated with any draws on or payments under the Letters of Credit from and after the Closing Date, and which policies are otherwise reasonably acceptable in form and substance to the Seller (it being understood that Policy No. PEC 0006165 issued by Indian Harbor Insurance Company is acceptable to Seller). As used herein, the term "Replacement LC" means an irrevocable standby letter of credit issued by Fleet Boston Financial or an affiliate thereof for the benefit of Seller or its designated Affiliate, which letter of credit shall permit the beneficiary to draw thereon in the amount of any and all loss, cost or expense incurred or suffered by Seller or its Affiliate as a result of or associated with any draws on or payments under the Letters of Credit from and after the Closing Date. Buyer agrees that it will not cancel the Replacement Insurance Policy or Replacement LC or allow any such policy or letter of credit to lapse while any of the Letters of Credit remain outstanding and that, in the event the Replacement Insurance Policy or Replacement LC lapses or is otherwise rendered ineffective during such period, Buyer will promptly deliver to Seller a replacement insurance policy, letter of credit or similar instrument reasonably acceptable to Seller, which policy, letter of credit or other instrument will provide indemnification or draw rights to Seller on substantially the same terms as the canceled or lapsed policy or letter of credit (as the case may be). It is the intention of the parties that each Letter of Credit will be the subject of Seller's or its Affilate's rights under one, but not both, of the Replacement Insurance Policy or the Replacement LC. Seller shall have no obligation to renew or extend the term of any Letter of Credit, it being the intention of the parties that the Letters of Credit will expire pursuant to their terms if not previously surrendered by the beneficiary thereof. The Seller covenants and agrees that it shall not and shall cause the beneficiary under the Replacement LC to not draw on the Replacement LC (or any replacement thereof) except with respect to a Letter of Credit listed on Schedule 7.8 attached hereto.

          Section 7.9   Shreveport Lease.
                        ----------------

          (a)  Seller and Buyer acknowledge:

               (i) United of Omaha Life Insurance Company (the "Lessor"), the Lessor of 6901 Westport Avenue, Shreveport, Louisiana 71129 (the "Shreveport Property"), has advised GNB that it does not intend to renew GNB's current Lease of the Shreveport Property (the "Current Lease") and is actively seeking a purchaser of that property;
               (ii) Sections 27(b)(ii) and 27(c) of the Current Lease permit the then Lessee of the Shreveport Property to purchase the entire subject property for the price and in the manner there specified (the "Lease Option").

          (b) Seller intends to use its reasonable commercial efforts from Closing, at its sole cost, to locate a third party buyer acceptable to the Lessor to acquire the Shreveport Property and to lease the same to Buyer upon the terms and conditions of the Lease forming Exhibit C hereto (the "New Lease").

          (c) As a condition precedent to the obligations of Seller more particularly set out in Sections 7.9(e) and 7.9(f) hereof, Buyer
                                       --------------      -----
               agrees with Seller that:

               (i) Buyer shall on or before Closing deliver to the Lessor (with a copy to Seller) the "acknowledged instrument in recordable form" referred to in the second sentence of
                       Section 24 of the Current Lease pursuant to the terms of
                       Section 19 of the Current Lease;

               (ii) Buyer shall after Closing, upon reasonable request from the Seller, make the Shreveport Property available for inspection by Seller and/or any prospective third party buyer located by Seller; and

               (iii) Buyer shall, upon demand from Seller, execute a lease in the form of the New Lease with any person who acquires the Shreveport Property from Lessor (whether as a result of the efforts of the Seller pursuant to Section 7.9(b),
                                                                -------------
                       or as a result of the operation of either
                       Section 7.9(e) or Section 7.9(f).
                       --------------    --------------

          (d) If by 9 November, 2000 Buyer shall not have been notified in writing that the Lessor has sold the Shreveport Property to a third party subject to the New Lease with Buyer then, on or prior to 5 p.m. Central Time on 10 November, 2000, Buyer may, by delivery to Seller of a notice in writing and a form of the New Lease duly executed by Buyer:

               (i) if, in Buyer's good faith judgment, it is lawfully able to do so, assign to Seller all of Buyer's rights with respect to the Lease Option; or

               (ii) if, in Buyer's good faith judgment, it is not lawfully able so to do, or if Lessor asserts that Buyer may not so assign the Lease Option, notify Seller that Buyer intends to exercise the Lease Option.

          (e)  In the event of an assignment in accordance with Section
                                                                -------
               7.9(d)(i), Seller hereby undertakes to Buyer that Seller will:
               ---------

          (i) timely and properly exercise the Lease Option and close the acquisition of the entire Shreveport Property from the Lessor as contemplated by Sections 27(c) and (b)(ii) of the Current Lease; and

          (ii) execute and deliver a counterpart of the New Lease delivered by Buyer to Seller pursuant to Section 7.9(d).
                                            --------------

     (f)  In the event of a notice in accordance with Section 7.9(d)(ii):
                                                      ------------------

          (i) upon Buyer exercising the Lease Option, Buyer shall execute and deliver to Seller a special warranty deed and other documents (which shall convey to Seller rights equivalent to but not greater than those conveyed to Buyer by Lessor) to convey the Shreveport Property from Buyer to Seller on the closing date contemplated by Section 27 of the Current Lease (the "Option Closing Date"), for a consideration equal to the amount determined to be payable by the Buyer upon exercise of the Lease Option;

          (ii) on the Option Closing Date, Seller shall pay the consideration due from it to Buyer either to Buyer (and Buyer shall thereupon pay such consideration to Lessor), or if Buyer shall so direct, to Lessor on Buyer's behalf, in either event, as contemplated by the Current Lease; and

          (iii) Seller shall execute and deliver a counterpart of the New Lease delivered by Buyer to Seller pursuant to Section 7.9(d).
                                                         --------------

     (g)  For the purposes of Sections 7.9(e) and 7.9(f), Buyer and Seller
                              ---------------     ------
          further agree  that:

          (i)   save as provided in Section 7.9(g)(ii) all fees and expenses
                                    ------------------
                required to be paid under Section 27(c)(iii) and the final sentence of Section 27(c)(iv) will be borne by Seller;

          (ii) the Seller may, at any time before the date of exercise of the Lease Option, cause an Affiliate to act in its stead pursuant to either Section 7.9(e) or Section 7.9(f), provided that Seller
                       --------------    --------------
                shall cause such Affiliate to perform all of Seller's obligations set forth herein.

     (h) In the event that Seller shall become the owner of the Shreveport Property pursuant to the provisions of this Section 7.9 then Buyer and
                                                      -----------
          Seller agree that the provisions of Section 35 of the New
          Lease shall in no way affect the rights and obligations of the Buyer and Seller pursuant to Section 4.
                                 ---------

          Section 7.10   Closure, restructuring and other reserves.  The parties
                         -----------------------------------------
     acknowledge that certain of the obligations of GNB reflected in the item "Closure, restructuring and other reserves" in the March 31, 2000 Balance Sheet will not have been fully paid or performed on or before the Closing Date by the Seller or the International Sellers. Seller hereby agrees that from and after the Closing Date, it will promptly pay costs properly included in such reserve that are incurred by or invoiced to Buyer after the Closing Date. Buyer agrees that it will submit any such invoices to or otherwise notify Seller in a prompt manner to permit timely payment of such amounts by Seller. For the avoidance of doubt, the parties also acknowledge that the term "other accrued expenses" as used in the fourth line of
     Section 2.1(b)(i) does not include items properly included in the
     -----------------
     item "Closure, restructuring and other reserves" in the March 31, 2000 Balance Sheet.

          Section 7.11   GNB Letters of Credit.  As of the Closing Date, none of
                         ---------------------
     the GNB Companies (which term is intended to include both GNB and its subsidiaries and all of the businesses being acquired by Exide by way of asset purchase) is an account party or otherwise liable with respect to any letters of credit, other than those set forth on Exhibit D attached hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 3 on the date first set forth above.


                              EXIDE CORPORATION



                              By: /s/ Martin M. Hudson
                              Name:   Martin M. Hudson
                              Title: Attorney-in-Fact


                              PACIFIC DUNLOP HOLDINGS (USA) INC.



                              By: /s/ David H. Kelly
                              Name:  David H. Kelly
                              Title: Vice President and Treasurer

                        SCHEDULES/EXHIBITS TO AMENDMENT
                      NO. 3 TO THE COORDINATING AGREEMENT

1. Exhibit C: Shreveport Lease.